                                                                    EXHIBIT 23.7

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the September 28, 1999 Registration Statement on Form S-4 of our report, dated January 29, 1998, relating to the consolidated financial statements of The Bank Holding Company and subsidiaries for the two years ended December 31, 1997, contained in the annual report on Form 10-K for the year ended December 31, 1998, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                     /s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
September 28, 1999